Exhibit 99.4

August 16, 2026

Ms. Lynda Chervil

President, CEO and Chairman of the Board

Internet Sciences Inc. (ISI)

1330 Avenue of the Americas, 23rd Floor

New York, New York 10019

Dear Lynda,

I am writing to formally submit my resignation as a Member on the Board of Internet Sciences Inc. (ISI) effective August 16, 2026. Unfortunately, my growing executive responsibilities no longer allow me the time to serve on board. It has been an honor to serve on the Board and I wish ISI success in its future endeavors.

Respectfully,

/s/ Dr. Mark T. Maybury
Dr. Mark T. Maybury
Board of Directors
Internet Sciences Inc. (ISI)
mtmaybury@gmail.com
+1 (617) 331-3565 (Cell)